CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Annual Report on Form 20-F of our report dated May 6, 2010 relating to the financial statements of Calendar Profits Limited, which appears in such Registration Statement.  We also consent to the reference to us under the heading "Statements by Experts" in such Registration Statement.

UHY VOCATION HK CPA Limited,
Hong Kong, People’s Republic of China.

May 6, 2010